UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2013, the Nominating and Governance Committee of the Board of Directors recommended to the full Board of Directors that the Company would be best served by increasing the size of the Board of Directors from six (6) members to seven (7) members. On August 13, 2013, the Board of Directors adopted the recommendation of the Nominating and Governance Committee and resolved that it would be in the best interest of the Company and its shareholders to increase the size of the Board of Directors from six (6) to seven (7) members.

On August 14, 2013, Trans World Entertainment Corporation (the “Company”) announced that Martin Hanaka has been appointed to serve as a member of the Company’s Board of Directors. Mr. Hanaka, age 64, has no family relationships with any of the executive officers or directors of the Company. There were no arrangements or understandings between Mr. Hanaka and any other person pursuant to which he was appointed to the Board. There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Hanaka had, or will have, a direct or indirect material interest.

Mr. Hanaka recently was the Interim Chief Executive Officer of Guitar Center, Inc. from January 2013 to April 2013. Previously, Mr. Hanaka served as the Chairman of Golfsmith International Holdings, Inc. from April 2007 to November 2012 and was the Chief Executive Officer from June 2008 to November 2012. From September 1998 to August 2003, Mr. Hanaka served as the Chief Executive Officer of The Sports Authority Inc. and served as Chairman from November 1999 through June 2004. From August 1994 to October 1997, he served as the President and Chief Operating Officer of Staples Inc. and served as a member of the Board of Directors. He is currently a Director of Guitar Center and has served on a dozen public and private boards of directors, including Trans World’s from 1998 through 2009. During his tenure on the Company’s Board, he served in various roles including Presiding Director and Chairman of the Compensation Committee.

Item 8.01	Other Events.

On August 14, 2013, the Company issued a press release announcing the appointment of Mr. Hanaka to the Company’s Board of Directors, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8−K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2013	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John Anderson
Name: John Anderson Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated August 14, 2013.
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